                                                                   Exhibit 4.1.6


                            HDA PARTS SYSTEM, INC.,
                                   AS ISSUER

                    THE SEVERAL GUARANTORS PARTIES THERETO

                                      AND

                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
                                  AS TRUSTEE



                         SIXTH SUPPLEMENTAL INDENTURE

                        DATED AS OF SEPTEMBER 27, 1999

                         SUPPLEMENTING THE INDENTURE,
                          DATED AS OF JULY 31, 1998,
              AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE
                        DATED AS OF SEPTEMBER 30, 1999,
                     AND THE SECOND SUPPLEMENTAL INDENTURE
                        DATED AS OF DECEMBER 21, 1998,
              AS SUPPLEMENTED BY THE THIRD SUPPLEMENTAL INDENTURE
                         DATED AS OF JANUARY 11, 1999,
                     AND THE FOURTH SUPPLEMENTAL INDENTURE
                        DATED AS OF April 20, 1999, AND
              AS SUPPLEMENTED BY THE FIFTH SUPPLEMENTAL INDENTURE
                           DATED AS OF June 7, 1999,

                         AMONG HDA PARTS SYSTEM, INC.,
                    THE SEVERAL GUARANTORS PARTIES THERETO
            AND U.S. TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE


                              ___________________

                                 $100,000,000
                    12% SENIOR SUBORDINATED NOTES DUE 2005

     THIS SIXTH SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of September 27, 1999, among HDA Parts System, Inc. (the "Company"), the several guarantors parties thereto (the "Guarantors") and U.S. Trust Company of California, N.A., as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 31, 1998 providing for the issuance of 12% Senior Subordinated Notes due 2005 (the "Notes");

     WHEREAS, Section 9.2 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee, together with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes outstanding and not owned by the Company or an affiliate of the Company, may amend the Indenture, provided that the consent of Holders of at least 662/3% in aggregate principal amount of Notes outstanding and not owned by the Company or an affiliate of the Company is necessary to modify the provisions of Article X (Right to Require Repurchase) of the Indenture in a manner adverse to the Holders;

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

     WHEREAS, the parties hereto are entering into this Supplemental Indenture to amend certain of the definitions contained in Article I of the Indenture (the "Proposed Amendment"); and

     WHEREAS, the Holders of not less than 662/3% in aggregate principal amount of the Notes outstanding and not owned by the Company or an affiliate of the Company, have duly consented to the Proposed Amendment; and

     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Board of Directors of the Company, (ii) evidence of the written consent of the Holders of Notes described in the immediately preceding clause and (iii) an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent and covenants, if any, provided for in the Indenture relating to the execution and delivery of the Supplemental Indenture have been complied with; and

     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

     WHEREAS, all other acts and things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2.   Amendment of Section 1.1 of the Indenture:

          (a) The definition of "Excluded Persons " in Section 1.1 is amended to read in its entirety as follows:

          "Excluded Persons" means Brentwood, Larry Clayton, James Stone and the Aurora Funds and (i) any controlling stockholder, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Person or (ii) (a) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners of Persons beneficially holding 80% or more of the Voting Stock of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (i) or (b) any partnership the sole general partner of which is such Person or one of the Persons referred to in clause
     (i).

          (b) The definition of "Aurora Funds" will be added to Section 1.1 and will read in its entirety as follows:

          "Aurora Funds" means Aurora Equity Partners II, L.P., Aurora Overseas Equity Partners II, L.P. and Quality Distribution Equity Partners, L.P., together with any Person directly or indirectly controlling or controlled by or under direct or common control with Aurora Equity Partners II, L.P., Aurora Overseas Equity Partners II, L.P. and Quality Distribution Equity Partners, L.P.

     3. Operation of Proposed Amendment. Upon the execution and delivery of this Supplemental Indenture by the Trustee, the Company and the Guarantors, the Proposed Amendment contained herein will become effective but will not become operative until (i) the merger between the Company and QDSP Holdings, Inc. is consummated and (ii) the Company has deposited with the Trustee, acting as paying agent, the Consent Payment of $ 30.00 per $1,000 of Notes, for distribution to Holders of Notes who have consented to the Proposed Amendment.

          THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     4. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS.

     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                    HDA PARTS SYSTEM, INC., an Alabama corporation


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: President and CEO

                    CITY TRUCK AND TRAILER PARTS OF ALABAMA, INC.,
                      an Alabama corporation, as Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President


                    CITY TRUCK AND TRAILER PARTS OF ALABAMA L.L.C.,
                      an Alabama limited liability company, as Guarantor

                    By: HDA Parts System, Inc., its sole member


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: President and CEO

                    CITY TRUCK AND TRAILER PARTS OF TENNESSEE INC., a Tennessee
                      corporation, as Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President


                    CITY FRICTION, INC., an Alabama corporation, as Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President

                    TRUCK AND TRAILER PARTS, INC., a Georgia corporation, as
                      Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President


                    CITY TRUCK HOLDINGS, INC., a Delaware corporation, as
                       Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: President


                    TRUCK PARTS, INC., a Connecticut corporation, as Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President


                    ASSOCIATED BRAKE SUPPLY, INC., a California
                       corporation, as Guarantor
                    ASSOCIATED TRUCK CENTER, INC., a California
                       corporation, as Guarantor
                    ASSOCIATED TRUCK PARTS OF NEVADA, INC., a Nevada
                       corporation, as Guarantor
                    ONYX DISTRIBUTION, INC., a California corporation, as
                       Guarantor
                    FREEWAY TRUCK PARTS OF WASHINGTON, INC., a
                       Washington corporation, as Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President

                    TISCO, INC., a California corporation, as Guarantor TISCO OF REDDING, INC., a California corporation, as
                       Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President


                    ACTIVE GEAR, L.L.C., a Washington limited liability
                      company, as Guarantor

                    By: HDA Parts System, Inc., its sole member


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: President and CEO


                    U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee


                    By: __________________________________________
                        Name:
                        Title:

                    SUPERIOR TRUCK & AUTO SUPPLY, INC., a Massachusetts
                       corporation, as Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President

                    TISCO, INC., a California corporation, as Guarantor TISCO OF REDDING, INC., a California corporation, as
                       Guarantor


                    By:
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President


                    ACTIVE GEAR, L.L.C., a Washington limited liability
                      company, as Guarantor

                    By: HDA Parts System, Inc., its sole member


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: President and CEO


                    U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee


                    By: /s/ Sandee Parks
                        ------------------------------------------
                        Name:  Sandee Parks
                        Title: Vice President

                    SUPERIOR TRUCK & AUTO SUPPLY, INC., a Massachusetts
                       corporation, as Guarantor


                    By: /s/ John J. Greisch
                        ------------------------------------------
                        Name:  John J. Greisch
                        Title: Vice President